     Consent of Independent Auditors


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 2, 1996 accompanying the financial statements of The Manufacturers Life Insurance Company of America and to the use of our report dated February 2, 1996 accompanying the financial statements of Separate Account Two of The Manufacturers Life Insurance Company of America, in Post-Effective Amendment No. 7 to the Registration Statement No. 33-57018 on Form N-4 and related prospectus of Separate Account Two of The Manufacturers Life Insurance Company of America.

                                                Ernst & Young LLP

                                                ERNST & YOUNG LLP

     Philadelphia, Pennsylvania
     December 13, 1996